UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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IRON MOUNTAIN INCORPORATED
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On March 10, 2011 Iron Mountain Incorporated issued the following press release:

IRON MOUNTAIN COMMENTS ON ELLIOTT ANNOUNCEMENT

BOSTON — March 10, 2011 — Iron Mountain Incorporated (NYSE: IRM), the information management company, today issued the following statement in response to filings made today by Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott”):

As the Company previously disclosed in a Form 8-K filing with the Securities and Exchange Commission on March 7, 2011, the Iron Mountain Board will evaluate Elliott’s proposals and make a recommendation in due course.

Iron Mountain continues to expand its global leadership position.  Revenues increased by 4% to $3.1 billion in 2010, supported by strong growth in international markets.

Iron Mountain noted that over the past four years, while continuing to expand its business globally, the Company has delivered consistently strong operating results and free cash flow performance.  Since 2006, the Company has increased Adjusted OIBDA(1) and Free Cash Flow(1) at compounded annual growth rates of 12% and 68%, respectively, well ahead of revenue growth, driven by its focus on operational excellence and a 40% increase in capital efficiency.

With our strong operating performance, record cash flows and strong balance sheet, Iron Mountain remains committed to investing in profitable growth, while returning capital to stockholders.  This is evidenced by the Company’s recent 200% increase in its quarterly dividend to yield approximately 3%.  In 2010, the Company repurchased 4.8 million shares, or approximately 2% of the total shares outstanding, under its $350 million share repurchase authorization.  Iron Mountain’s Board remains focused on enhancing stockholder value, and will continue to take actions to achieve this objective.

On March 7, 2011, Iron Mountain filed with the SEC a Form 8-K regarding Elliott’s proposals, which can be found at www.sec.gov.

J.P. Morgan Securities LLC is serving as financial advisor to Iron Mountain, and Weil, Gotshal & Manges LLP and Sullivan & Worcester LLP are serving as legal advisors.

(1)                Adjusted OIBDA and Free Cash Flow are non-GAAP financial measures. Please refer to p. 34 of the Company’s 2010 Annual Report on Form 10-K filed with the SEC on March 1, 2010 or the Investor Relations page of the Company’s web site at www.ironmountain.com for additional information and reconciliations to the nearest GAAP measures.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) provides information management services that help organizations lower the costs, risks and inefficiencies of managing their physical and digital data. The company’s solutions enable customers to protect and better use their information—regardless of its format, location or lifecycle stage—so they can optimize their business and ensure proper recovery, compliance and discovery. Founded in 1951, Iron Mountain manages billions of information assets, including business records, electronic files, medical data, emails and more for organizations around the world. Visit www.ironmountain.com for more information.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act.  Forward-looking statements include statements regarding our goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as our expected continued productivity improvements, international expansion and intent and ability to repurchase shares and pay dividends.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from those contemplated in the forward-looking statements. Such factors include, but are not limited to: (i) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (ii) the impact of litigation or disputes that may arise in connection with incidents in which the Company fails to protect its customers’ information; (iii) changes in the price for the Company’s services relative to the cost of providing such services; (iv) changes in customer preferences and demand for the Company’s services; (v) the cost or potential liabilities associated with real estate necessary for the Company’s business; (vi) the performance of business partners upon whom the Company depends for technical assistance or management expertise outside the United States;  (vii) changes in the political and economic environments in the countries in which the Company’s international subsidiaries operate; (viii) in the various digital businesses in which the Company is engaged, the Company’s ability to keep up with rapid technological changes, evolving industry expectations and changing customer requirements or competition for customers; (ix) claims that the Company’s technology violates the intellectual property rights of a third party; (x) the impact of legal restrictions or limitations under stock repurchase plans on price, volume or timing of stock repurchases; (xi) the impact of alternative, more attractive investments on dividends or stock repurchases; (xii) the Company’s ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (xiii) other trends in competitive or economic conditions affecting the Company’s financial condition or results of operations not presently contemplated; and (xiv) other risks described more fully in the Company’s most recently filed Annual Report on Form 10-K under “Item 1A. Risk Factors.” Except as required by law, Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information

The Company will file a proxy statement in connection with its 2011 Annual Meeting of Stockholders and advises its stockholders to read that proxy statement when it becomes available because it will contain important information.  The definitive proxy statement (when available) will be mailed to stockholders of the Company. Stockholders will be able to obtain, without charge, a copy of the definitive proxy statement (when available) and other documents that the Company files with the Securities and Exchange Commission (the “SEC”) from the SEC’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents will also be available, without charge, by directing a request by mail or telephone to Iron Mountain Incorporated, Attn: Investor Relations, 745 Atlantic Avenue, Boston, Massachusetts 02111, or from the Company’s website, www.ironmountain.com.

The Company, its directors and executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2011 Annual Meeting of Stockholders. Additional information regarding the interests of such potential participants will be included in the Company’s preliminary proxy statement (when available) and definitive proxy statement (when available).

Contacts:

Stephen P. Golden

Vice President, Investor Relations

Iron Mountain

617-535-4769

Judith Wilkinson / Matthew Sherman / Andrea Rose

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Alan Miller / Jennifer Shotwell / Scott Winter

Innisfree M&A Incorporated

212-750-5833